UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2011 (February 11, 2011)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Compensation

At a meeting of the Board of Directors (the “Board”) of ARCA biopharma, Inc. (the “Company”) held on February 11, 2011, the Board determined and approved (a) 2010 cash bonuses, payable, if at all, upon the Company’s meeting a performance goal related to either (x) successfully completing a transaction providing for the further development, including financing, of Genarco (the “Genarco Milestone”), or (y) successfully completing a transaction providing for the further development, including financing, of rNAPc2 (the “rNAPc2 Milestone”), (b) 2011 target bonuses (expressed as a percentage of 2011 base salary), (c) 2011 Corporate Goals and (d) 2011 base salaries, for the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission), as set forth below.

Name and Title	2010 Cash Bonus	2011 Target Bonus (%)	2011 Base Salary
Michael R. Bristow President and Chief Executive Officer	$14,575	50%	$272,950
Patrick M. Wheeler Chief Financial Officer	$7,095	30%	$221,450
Christopher D. Ozeroff Senior Vice President, General Counsel	$8,547	30%	$266,770

The 2010 cash bonuses were approved in consideration for partial achievement of the Company’s 2010 performance goals. Specifically, the Board determined that the Company had achieved certain of its 2010 performance goals during the fiscal year 2010 by receiving agreement from the Food and Drug Administration on a Special Protocol Assessment related to the design of an additional Phase 3 clinical trial for Gencaro, maintaining Nasdaq listing requirements, subject to qualifications, and had engaged in substantial efforts towards achieving the Gencaro and rNAPc2 milestones, and towards certain other product development milestones. However, due to the Company’s limited financial resources, the Board concluded that the Company would pay cash bonuses for partial achievement of the 2010 performance goals during the 2011 fiscal year upon the achievement of either the Genarco Milestone or the rNAPc2 Milestone. Upon achievement of either the Gencaro Milestone or the rNAPc2 Milestone, the deferred 2010 cash bonuses will be paid and the Compensation Committee of the Board will determine, and authorize payment of, the portion of the 2011 bonus award attributable to the achievement of the Gencaro Milestone or the rNAPc2 Milestone.

The Board also reviewed and approved the 2011 corporate performance goals to be evaluated by the Board in connection with the determination of additional 2011 bonus awards for the named executive officers. The 2011 corporate objectives generally target the achievement of specific strategic, research and development and corporate development milestones that are considered to be important to the achievement of the Company’s long-term strategic goals, including the Genarco Milestone, the rNAPc2 Milestone, further development of other Company assets, maintaining public company status and other product development milestones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2011

ARCA biopharma, Inc. (Registrant)

By:	/s/ Patrick M. Wheeler
Name: Patrick M. Wheeler
Title: Chief Financial Officer